FOR IMMEDIATE RELEASE

OPAL Fuels Reports First Quarter 2025 Results

WHITE PLAINS, N.Y. – (May 8, 2025) – OPAL Fuels Inc. (“OPAL Fuels” or the “Company”) (Nasdaq: OPAL) today announced financial and operating results for the three months ended March 31, 2025.
“First quarter results were in-line with expectations as we continue to execute on our strategic and operational goals and we are on track to achieve our full year outlook set in March,” said Adam Comora, co-CEO. “Despite the uncertainties arising from the macro and policy environment, our operations remain solid and industry fundamentals continue to make RNG an attractive sector long-term. Capturing and converting methane emissions from organic waste is readily acknowledged as an effective and attractive option to decarbonize the Class 8 truck market today."
"Our two RNG facilities which we brought online in the fourth quarter of 2024 are performing as expected through their respective ramp-up periods and support our full-year production target," said co-CEO Jonathan Maurer. "We’re also pleased that we completed our second ITC sale in the first quarter and expect additional sales later this year. With respect to our Fuel Station Services segment we saw solid first quarter results and expect this trend to continue for the remainder of 2025."
“Landfill RNG assets have visible and stable growth with minimal ongoing capital requirements, thus generating significant free cash flow during their operations. We continue to believe that the outlook for OPAL Fuels is strong and our focus on the disciplined execution of our growth strategy is creating meaningful shareholder value," continued Maurer.

Financial Highlights

•Revenue for the three months ended March 31, 2025, was $85.4 million, an increase of 31% compared to the prior-year period.
•Net income for the three months ended March 31, 2025, was $1.3 million, compared to $0.7 million in the same period last year.
•Basic and diluted net loss per share attributable to Class A common shareholders for the three months ended March 31, 2025 were $0.01 compared to $0.01 in the comparable period last year.

•Adjusted EBITDA1 for the three months ended March 31, 2025, was $20.1 million compared to $15.2 million in the comparable period last year.
•At March 31, 2025, RNG Pending Monetization totaled $15.1 million.
•Completed sale of $8.9 million of IRA Investment Tax Credits.

Operational Highlights

•RNG produced was 1.1 million MMBtu for the three months ended March 31, 2025, an increase of 38% compared to the prior-year period.2
•The Fuel Station Services segment sold, dispensed, and serviced an aggregate of 40.6 million GGEs of transportation fuel for the three months ended March 31, 2025, an increase of 16% compared to the prior-year period. Of this amount, RNG dispensed as a transportation fuel was 19.5 million GGEs, an increase of 19% compared to the prior-year period.

____________________________
1 This is a non-GAAP financial measure. A reconciliation of this non-GAAP financial measure to its comparable GAAP financial measure has been provided in the financial tables included in this press release. An explanation of this measure and how it is calculated is also included below under the heading “Non-GAAP Financial Measures."
2 Represents OPAL Fuels' proportional share with respect to RNG projects owned with joint venture partners.

Construction Update
•The Atlantic RNG project remains on schedule to commence commercial operations in third quarter 2025. This project represents approximately 0.3 million MMBtu for OPAL Fuels’ 50% ownership share of annual design capacity.3,4
•The Burlington, Cottonwood, and Kirby RNG projects, representing an aggregate annual design capacity of 1.8 million MMBtu for OPAL's share, remain on schedule and are expected to commence commercial operations in 2026.
•Completion of construction at two dairy projects in California (Hilltop and Vander Schaaf) continues to be delayed due to a dispute with the prior Engineering, Procurement and Construction contractor over a series of change order requests.5
•At March 31, 2025, we had 45 fueling stations under construction including 19 owned by OPAL.
Guidance
•We maintain full year 2025 guidance.

__________________________________________
3 Design capacity is the annual design output for each facility and may not reflect actual production from the projects, which depends on many variables including, but not limited to, quantity and quality of the biogas, operational up-time of the facility, and actual productivity of the facility.
4 Represents OPAL Fuels' proportional share with respect to RNG projects owned with joint venture partners.
5 For more information, please see the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2025.

Results of Operations

(in thousands of dollars, except RNG Fuel data)	Three Months Ended March 31,
	2025	2024
Revenue
RNG Fuel	$27,599	17,727
Fuel Station Services	50,678	37,142
Renewable Power	7,130	10,083
Total Revenue (1)	$85,407	$64,952

Cost of sales	$58,637	$47,931
Project development and startup costs	$6,081	$785
Other operating expenses (2)	$22,631	$12,666

Net income	$1,284	$677
Adjusted EBITDA (3)
RNG Fuel (4)	19,714	15,841
Fuel Station Services	11,219	7,018
Renewable Power	2,620	3,872
Corporate	(13,490)	(11,508)
Consolidated Adjusted EBITDA	$20,063	$15,223

RNG Fuel volume produced (Million MMBtus)	1.1	0.8
RNG Fuel volume dispensed (Million GGEs)	19.5	16.4
Total volumes sold, dispensed, and serviced (Million GGEs)	40.6	35.0
(1) Excludes revenues from equity method investments.
(2) Includes selling, general and administrative expenses, depreciation and amortization expenses, impairment and income (loss) from equity method investments. Please refer to the Statement of Operations at the end of the press release for additional information.
(3) This is a non-GAAP financial measure. A reconciliation of this non-GAAP financial measure to a comparable GAAP financial measure has been provided in the financial tables included in this press release. An explanation of this measure and how it is calculated is also included below under the heading “Non-GAAP Financial Measures.”
(4) Includes incremental virtual pipeline costs (i.e., actual costs less anticipated operating costs of a permanent interconnection) on our Prince William RNG project which are temporary in nature and expected to be incurred in 2025 until the permanent interconnection is expected to be operational.

Results of Operations from equity method investments

	Three Months Ended March 31
(in thousands of dollars)	2025	2024
Revenue	$22,517	$25,407
Gross profit	2,815	11,094
Net (loss) income	(2,266)	10,704

OPAL’s share of revenues from equity method investments	10,288	10,761
OPAL’s share of gross profit from equity method investments	2,330	5,186
OPAL’s share of net (loss) income from equity method investments (1)	(722)	4,206

OPAL’s share of Adjusted EBITDA from equity method investments	$3,415	$6,474
(1) Net income from equity method investments represents our portion of the net income from equity method investments including $1.70 million of amortization expense related to basis differences for the three months ended March 31, 2025, and $1.4 million for the three ended March 31, 2024.
Landfill RNG Facility Capacity and Utilization Summary

	Three Months Ended March 31
	2025	2024
Landfill RNG Facility Capacity and Utilization
Design Capacity (Million MMBtus) (1)	2.3	1.3
Volume of Inlet Gas (Million MMBtus) (2)	1.4	1.0
Inlet Design Capacity Utilization (%) (2)	69%	80%
RNG Fuel volume produced (Million MMBtus)	1.1	0.8
Utilization of Inlet Gas (%) (3)	77%	81%
(1) Design Capacity for RNG facilities is measured as the volume of feedstock biogas that the facility is capable of accepting at the inlet and processing during the associated period. Design Capacity is presented as OPAL’s ownership share (i.e., net of joint venture partners’ ownership) of the facility and is calculated based on the number of days in the period. New facilities that come online during a quarter are pro-rated for the number of days in commercial operation.
(2) Inlet Design Capacity Utilization is measured as the Volume of Inlet Gas for a period, divided by the total Design Capacity for such period. The Volume of Inlet Gas varies over time depending on, among other factors, (i) the quantity and quality of waste deposited at the landfill, (ii) waste management practices by the landfill, and (iii) the construction, operations and maintenance of the landfill gas collection system used to recover the landfill gas. The Design Capacity for each facility will typically be correlated to the amount of landfill gas expected to be generated by the landfill during the term of the related gas rights agreement. The Company expects Inlet Design Capacity Utilization to be in the range of 75-85% on an aggregate basis over the next several years. Typically, newer facilities perform at the lower end of this range and demonstrate increasing utilization as they mature and the biogas resource increases at open landfills. Excludes Sunoma and Biotown.
(3) Utilization of Inlet Gas is measured as RNG Fuel Volume Produced divided by the Volume of Inlet Gas. Utilization of Inlet Gas varies over time depending on availability and efficiency of the facility and the quality of landfill gas (i.e., concentrations of methane, oxygen, nitrogen, and other gases). The Company generally expects Utilization of Inlet Gas to be in the range of 80% to 90%. Excludes Sunoma and Biotown.

RNG Pending Monetization Summary

	Three Months Ended
(In thousands, except average realized sales price)
	March 31, 2025
	RNG Fuel	Fuel Station Services	Total
Value of RNG awaiting credit generation using quarter end price (1)	$5,688	$5,565	$11,253

RIN Metrics
Beginning balance as of December 31, 2024	1	1	2
Add: Generated in current period	10,624	3,875	14,499
Less: Sales	(10,622)	(3,288)	(13,910)
Ending RIN credit balance (Available for sale) as of March 31, 2025	3	588	591
D3 price per RIN at quarter end	$2.47	$2.47	$2.47
Value of RINs using quarter end price (1)	$5	$1,451	$1,456

LCFS Metrics
Beginning balance (net share) as of December 31, 2024	7	96	103
Add: Generated in current period	16	38	54
Less: Sales	(15)	(132)	(147)
Ending LCFS credit balance (Available for sale) as of March 31, 2025	8	2	10
LCFS credit price at quarter end	$56.75	$56.75	$56.75
Value of LCFSs using quarter end price (1)	$718	$1,357	$2,075

Value of RECs using quarter end price	—	—	$306

Other Metrics

Average realized sales price during quarter - RIN	—	—	$2.71
Average realized sales price during quarter - LCFS	—	—	$100.00

Total Value of RNG Pending Monetization and Credits at quarter end	$5,693	$9,059	$15,090
(1) Reflects OPAL’s ownership share of RIN and LCFS credits (i.e., net of joint venture partners’ ownership) including equity method investments and presented net of discounts and any direct transaction costs such as dispensing fees, third-party royalties and transaction costs as applicable.

Liquidity
As of March 31, 2025, our liquidity was $239.9 million, consisting of $178.4 million of unused capacity under our $450 million senior secured credit facility, $21.4 million of unused capacity under the associated revolver, and $40.1 million of cash and cash equivalents.
We believe our liquidity, operating cash flows, and anticipated sources of capital are sufficient to meet our expected funding needs.
Capital Expenditures
During the three months ended March 31, 2025, OPAL Fuels invested $11.6 million across RNG projects in construction and OPAL Fuels proprietary fueling stations in construction as compared to $26.8 million in the prior year.
In addition, for the three months ended March 31, 2025, the Company's portion of capital expenditures in unconsolidated entities was $5.4 million. This represents our share of capital expenditures incurred by equity method investments.
Earnings Call
A webcast to review OPAL Fuels’ First Quarter 2025 results is being held tomorrow, May 9, 2025 at 11:00AM EDT.
Materials to be discussed in the webcast will be available before the call on the Company's website.
Participants may access the call at https://edge.media-server.com/mmc/p/49xbizz5. Investors can also listen to a webcast of the presentation on the Company’s Investor Relations website at https://investors.opalfuels.com/news-events/events-presentations.
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Glossary of terms
“D3” refers to cellulosic biofuel with a 60% GHG reduction requirement.
“Environmental Attributes” refer to federal, state, and local government incentives in the United States, provided in the form of Renewable Identification Numbers, Renewable Energy Credits, Low Carbon Fuel Standard credits, rebates, tax credits and other incentives to end users, distributors, system integrators and manufacturers of renewable energy projects that promote the use of renewable energy.
“GGE” refers to gasoline gallon equivalent. The conversion ratio is 1 MMBtu of natural gas equal to 7.74 GGE.
“LCFS” refers to Low Carbon Fuel Standard or similar types of federal and state programs.

“MMBtu” refers to million British thermal units.
“RECs” refers to renewable energy credits.

“Renewable Power” refers to electricity generated from renewable sources.
“RIN” refers to Renewable Identification Numbers.

“RNG” refers to renewable natural gas.
“VIEs” refers to variable interest entities.

About OPAL Fuels Inc.
OPAL Fuels Inc. (Nasdaq: OPAL) is a leader in the capture and conversion of biogas into low carbon intensity RNG and Renewable Power. OPAL Fuels is also a leader in the marketing and distribution of RNG to heavy duty trucking and other hard to de-carbonize industrial sectors. For additional information, and to learn more about OPAL Fuels and how it is leading the effort to capture North America’s naturally occurring methane and decarbonize the economy, please visit www.opalfuels.com.
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Forward-Looking Statements
Certain statements in this communication may be considered forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts and generally relate to future events or the Company's future financial or other performance metrics. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, as the case may be, are inherently uncertain and subject to material change. Factors that may cause actual results to differ materially from current expectations include various factors beyond management’s control, including but not limited to general economic conditions and other risks, uncertainties and factors set forth in the sections entitled “Risk Factors” and “Forward-Looking Statements and Risk Factor Summary” in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q, and other filings the Company makes with the Securities and Exchange Commission. Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this communication, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions, or circumstances on which any statement is based.
Disclaimer
This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy, any securities, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
Contact information
Investors
Todd Firestone
Vice President Investor Relations & Corporate Development
914-705-4001
investors@opalfuels.com
Media
Harrison Feuer
Senior Director, Communications and Public Policy
(914) 721-3723
hfeuer@opalfuels.com
ICR, Inc.
OPALFuelsPR@icrinc.com

OPAL FUELS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share and per share data)

	March 31, 2025	December 31, 2024
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents (includes $518 and $358 at March 31, 2025 and December 31, 2024, respectively, related to consolidated VIEs)	$40,082	$24,310
Accounts receivable, net (includes $353 and $435 at March 31, 2025 and December 31, 2024, respectively, related to consolidated VIEs)	30,785	32,013
Accounts receivable, related party	7,061	14,522
Restricted cash - current (includes $884 and $972 at March 31, 2025 and December 31, 2024, respectively, related to consolidated VIEs)	884	972
Fuel tax credits receivable	4,440	5,639
Contract assets	10,484	11,075
Parts inventory	12,860	10,294
Prepaid expense and other current assets (includes $106 and $144 at March 31, 2025 and December 31, 2024, respectively, related to consolidated VIEs)	9,791	18,363
Total current assets	116,387	117,188
Property, plant, and equipment, net (includes $25,048 and $25,428 at March 31, 2025 and December 31, 2024, respectively, related to consolidated VIEs)	467,696	458,258
Investment in other entities	219,463	223,594
Other long-term assets (includes $37 and $— at March 31, 2025 and December 31, 2024, related to consolidated VIEs)	22,837	23,483
Restricted cash - non-current (includes $2,421 and $2,315 at March 31, 2025 and December 31, 2024, respectively, related to consolidated VIEs)	3,932	3,946
Goodwill	54,608	54,608
Total assets	$884,923	$881,077
Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable (includes $394 and $22 at March 31, 2025 and December 31, 2024, respectively, related to consolidated VIEs)	23,339	16,419
Accounts payable, related party (includes $419 and $426 at March 31, 2025 and December 31, 2024, respectively, related to consolidated VIEs)	5,633	7,932
Fuel tax credits payable	4,386	4,422
Accrued payroll (includes $22 and $45 at March 31, 2025 and December 31, 2024, respectively, related to consolidated VIEs)	5,585	9,580
Accrued capital expenses	26,808	23,238
Accrued environmental credit rebates	5,494	5,391
Accrued expenses and other current liabilities (includes $606 and $974 at March 31, 2025 and December 31, 2024, respectively, related to consolidated VIEs)	15,698	14,717
Contract liabilities	10,152	9,276
OPAL Term Loan - current portion	2,716	10,865
Sunoma Loan - current portion (includes $1,791 and $1,756 at March 31, 2025 and December 31, 2024, respectively, related to consolidated VIEs)	1,791	1,756
Total current liabilities	101,602	103,596
OPAL Term Loan, net of debt issuance costs	273,943	266,630

Sunoma Loan, net of debt issuance costs (includes $17,940 and $18,373 at March 31, 2025 and December 31, 2024, respectively, related to consolidated VIEs)	17,940	18,373
Operating lease liabilities - non-current portion	12,060	12,155
Other long-term liabilities (includes $2,432 and $2,495 at March 31, 2025 and December 31, 2024, respectively, related to consolidated VIEs)	14,933	15,291
Total liabilities	420,478	416,045
Redeemable preferred non-controlling interests	130,000	130,000
Redeemable non-controlling interests	276,719	482,863
Stockholders' equity (deficit)
Class A common stock, $0.0001 par value, 340,000,000 shares authorized as of March 31, 2025; shares issued: 30,607,664 and 30,065,260 at March 31, 2025 and December 31, 2024, respectively; shares outstanding: 28,971,881 and 28,429,477 at March 31, 2025 and December 31, 2024, respectively	3	3
Class B common stock, $0.0001 par value, 160,000,000 shares authorized as of March 31, 2025; 71,500,000 issued and outstanding as of March 31, 2025 and December 31, 2024	7	7
Class C common stock, $0.0001 par value, 160,000,000 shares authorized as of March 31, 2025; none issued and outstanding as of March 31, 2025 and December 31, 2024	—	—
Class D common stock, $0.0001 par value, 160,000,000 shares authorized as of March 31, 2025; 72,899,037 shares issued and outstanding at March 31, 2025 and December 31, 2024	7	7
Additional paid-in capital	—	—
Retained earnings (Accumulated deficit)	68,631	(137,004)
Accumulated other comprehensive income	58	152
Class A common stock in treasury, at cost; 1,635,783 at March 31, 2025 and December 31, 2024	(11,614)	(11,614)
Total Stockholders' equity (deficit) attributable to the Company	57,092	(148,449)
Non-redeemable non-controlling interests (includes $634 and $618 at March 31, 2025 and December 31, 2024, respectively, related to consolidated VIEs)	634	618
Total Stockholders' equity (deficit) (includes $5,103 and $4,959 at March 31, 2025 and December 31, 2024, respectively, related to consolidated VIEs)	57,726	(147,831)
Total liabilities, Redeemable preferred non-controlling interests, Redeemable non-controlling interests and Stockholders' equity (deficit)	$884,923	$881,077

OPAL FUELS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands of U.S. dollars, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Revenues:
RNG Fuel (includes revenues from related party of $20,101 and $15,495 for the three months ended March 31, 2025 and 2024, respectively)	$27,599	$17,727
Fuel Station Services (includes revenues from related party of $16,603 and $7,741 for the three months ended March 31, 2025 and 2024, respectively)	50,678	37,142
Renewable Power (includes revenues from related party of $1,166 and $1,526 for the three months ended March 31, 2025 and 2024, respectively)	7,130	10,083
Total revenues	85,407	64,952
Operating expenses:
Cost of sales - RNG Fuel	12,153	8,338
Cost of sales - Fuel Station Services	39,722	30,335
Cost of sales - Renewable Power	6,762	9,258
Project development and startup costs	6,081	785
Selling, general, and administrative	15,967	13,161
Depreciation, amortization, and accretion	5,942	3,711
Loss (income) from equity method investments	722	(4,206)
Total expenses	87,349	61,382
Operating (loss) income	(1,942)	3,570
Other (expense) income:
Interest and financing expense, net	(6,065)	(3,961)
Change in fair value of derivative instruments, net	281	403
Other income	973	665
Total other expenses	(4,811)	(2,893)
Income (loss) before provision for income taxes	(6,753)	677
Income tax benefit	8,037	—
Net income	1,284	677
Net loss attributable to redeemable non-controlling interests	(1,174)	(1,627)
Net income attributable to non-redeemable non-controlling interests	76	2
Dividends on redeemable preferred non-controlling interests	2,617	2,618
Net loss attributable to Class A common stockholders	$(235)	$(316)
Weighted average shares outstanding of Class A common stock:
Basic	27,718,912	27,368,204
Diluted	27,718,912	27,368,204
Per share amounts:
Basic	$(0.01)	$(0.01)
Diluted	$(0.01)	$(0.01)

OPAL FUELS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended March 31,
	2025	2024

Cash flows from operating activities:
Net income	$1,284	$677
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss (income) from equity method investments	722	(4,206)
Distributions from equity method investments	956	4,415
Amortization of operating lease right-of-use assets	194	164
Write-offs of capitalized costs	306	—
Depreciation and amortization	5,832	3,559
Accretion expense related to asset retirement obligation	110	152
Amortization of deferred financing costs	438	555
Stock-based compensation	1,751	1,013
Paid-in-kind interest income	(109)	(67)
Change in fair value of commodity swaps	1,341	—
Unrealized gain on note receivable	(649)	—
Unrealized gain on derivative financial instruments	(281)	(307)
Changes in operating assets and liabilities
Accounts receivable	1,228	4,818
Accounts receivable, related party	7,461	3,784
Fuel tax credits receivable	1,199	1,133
Contract assets	591	(2,207)
Parts inventory	(2,566)	(944)
Prepaid expense and other current and long-term assets	9,020	(2,189)
Accounts payable	6,920	(3,989)
Accounts payable, related party	(2,299)	1,142
Fuel tax credits payable	(36)	(7)
Accrued payroll	(3,995)	1,400
Accrued environmental credit rebates	103	429
Accrued expenses and other current and non-current liabilities	(526)	3,082
Operating lease liabilities - current and non-current	(192)	(160)
Contract liabilities	876	1,471
Net cash provided by operating activities	29,679	13,718
Cash flows from investing activities:
Purchase of property, plant, and equipment	(11,566)	(26,752)
Proceeds from sale of short-term investments	—	3,900
Distributions received from equity method investment	7,939	2,726
Cash paid to equity method investments	(5,650)	(1,500)
Net cash used in investing activities	(9,277)	(21,626)
Cash flows from financing activities:
Cash paid for taxes related to net share settlement of equity awards	(382)	(627)
Financing costs paid to other third parties	(1,250)	(238)
Repayment of Sunoma Loan	(423)	(380)
Repayment of equipment loan	—	(22)
Payment of preferred dividends	(2,617)	(5,235)

Distribution to non-redeemable non-controlling interest	(60)	(233)
Proceeds from issuance of shares of Class A common stock under the ATM program, net	—	97
Net cash used in financing activities	(4,732)	(6,638)
Net increase (decrease) in cash, restricted cash, and cash equivalents	15,670	(14,546)
Cash, restricted cash, and cash equivalents, beginning of period	29,228	47,242
Cash, restricted cash, and cash equivalents, end of period	$44,898	$32,696
Supplemental disclosure of cash flow information
Interest paid, net of $524 and $1,444 capitalized, respectively	$6,625	$3,242
Tax benefit received, net of selling expenses	$8,037	$—
Noncash investing and financing activities:
Right-of-use assets for finance leases included in Property, Plant and equipment, net	$58	$—
Accrual for purchase of Property, plant and equipment included in Accounts payable and Accrued capital expenses	$26,808	$10,743

Non-GAAP Financial Measures (Unaudited)
This release includes various financial measures that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission. We believe these measures provide important supplemental information to investors to use in evaluating ongoing operating results. We use these measures, together with accounting principles generally accepted in the United States ("GAAP" or "U.S. GAAP"), for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance. We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations, that when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide, give a more complete understanding of factors and trends affecting our business. We strongly encourage you to review all of our financial statements and publicly filed reports in their entirety and to not solely rely on any single non-GAAP financial measure.
Non-GAAP financial measures are limited as an analytical tool and should not be considered in isolation from, or as a substitute for, the Company's GAAP results. The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below (and/or other items that may arise in the future as the Company's management deems appropriate), and the Company expects to continue to incur expenses, charges or gains like the non-GAAP adjustments described below. Accordingly, unless expressly stated otherwise, the exclusion of these and other similar items in the presentation of non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent, or non-recurring. These Non-GAAP financial measures are not recognized terms under GAAP and do not purport to be alternatives to GAAP net income or any other GAAP measure as indicators of operating performance. Moreover, because not all companies use identical measures and calculations, the Company's presentation of Non-GAAP financial measures may not be comparable to other similarly titled measures used by other companies. We strongly encourage you to review all of our financial statements and publicly filed reports in their entirety and to not solely rely on any single non-GAAP financial measure.
Adjusted EBITDA
To supplement the Company's unaudited condensed consolidated financial statements presented in accordance with GAAP, the Company uses a non-GAAP financial measure that it calls adjusted EBITDA ("Adjusted EBITDA"). This non-GAAP financial measure adjusts net income for interest and financing expense, net, net (income) loss attributable to non-redeemable non-controlling interests, depreciation, amortization and accretion expense, adjustments to reflect Adjusted EBITDA from equity method investments, unrealized (gain) loss on derivative instruments, non-cash charges, one-time non-recurring charges, major maintenance on Renewable Power, RNG development costs, virtual pipeline costs, and ITC proceeds, net.
Management believes this non-GAAP financial measure provides meaningful supplemental information about the Company's performance, for the following reasons: (1) it allows for greater transparency with respect to key metrics used by management to assess the Company's operating performance and make financial and operational decisions; (2) the measure excludes the effect of items that management believes are not directly attributable to the Company's core operating performance and may obscure trends in the business; (3) the measure better aligns revenues with expenses; and (4) the measure is used by institutional investors and the analyst community to help analyze the Company's business. In future quarters, the Company may adjust for other expenditures, charges or gains to present non-GAAP financial measures that the Company's management believes are indicative of the Company's core operating performance.

The following table presents the reconciliation of our net income to Adjusted EBITDA:
Reconciliation of GAAP Net Income to Adjusted EBITDA
For the Three Months Ended March 31, 2025 and 2024
(In thousands of dollars)

	Three Months Ended March 31, 2025					Three Months Ended March 31, 2024
	RNG Fuel	Fuel Station Services	Renewable Power	Corporate	Total	RNG Fuel	Fuel Station Services	Renewable Power	Corporate	Total
Net income (loss) (1)	$8,034	$9,115	$(502)	$(15,363)	$1,284	$7,131	$5,722	$(73)	$(12,103)	$677

Adjustments to reconcile net income (loss) to Adjusted EBITDA
Interest and financing expense, net	6,017	63	(15)	—	6,065	4,044	(23)	(60)	—	3,961
Net income attributable to non-redeemable non-controlling interests	(76)	—	—	—	(76)	(2)	—	—	—	(2)
Depreciation, amortization and accretion	2,959	2,034	949	—	5,942	1,392	1,319	1,000	—	3,711
Adjustments to reflect Adjusted EBITDA from equity method investments (2)	4,137	—	—	—	4,137	2,268	—	—	—	2,268
Unrealized (gain) loss on derivative instruments (3)	1,341	—	—	(281)	1,060	—	—	96	(403)	(307)
Non-cash charges (4)	—	7	—	1,195	1,202	—	—	—	1,048	1,048
One-time non-recurring charges (5)			—	959	959	877	—	—	81	958
RNG development costs	1,008	—	—	—	1,008	—	—	—	—	—
Virtual pipeline costs (6)	4,161	—	—	—	4,161	—	—	—	—	—
Major maintenance for Renewable Power	—	—	2,188	—	2,188	—	—	2,909	—	2,909
ITC proceeds, net	(7,867)	—	—	—	(7,867)	—	—	—	—	—
Adjusted EBITDA	$19,714	$11,219	$2,620	$(13,490)	$20,063	$15,710	$7,018	$3,872	$(11,377)	$15,223
(1) Net income (loss) by segment is included in our quarterly report on Form 10-Q.
(2) Includes interest, depreciation, amortization and accretion and RNG development costs incurred on equity method investments.
(3) Unrealized (gain) loss on derivative instruments includes change in fair value of commodity swaps and earnout liabilities.
(4) Non-cash charges primarily include stock-based compensation expense and unrealized gain on note receivable.
(5) One-time non-recurring charges include (i) certain expenses related to development expenses on our RNG facilities such as lease expenses (in 2024) and legal costs, incurred during construction phase that could not be capitalized per GAAP.
(6) Relates to virtual pipeline costs on our Prince William facility. These are temporary transportation costs incurred until a permanent pipeline is completed, which we currently anticipate in the second half of 2025. The costs are decreased by estimated costs of permanent pipeline.